Exhibit 10.23

FIFTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Fifth Amended and Restated Employment Agreement (the “Agreement” or “Amendment”) is made, entered into and effective as of the 26th day of February 2024, by and between Cryomass Technologies Inc, a Nevada corporation (the “Company”), and Patricia Kovacevic (“Employee”).

W I T N E S S E T H:

WHEREAS, the Company and Employee entered into an Employment Agreement (the “Original Agreement”) on April 14, 2020 and the parties amended and restated the Original Agreement on June 24, 2020 (“Amended Agreement 1”), December 1, 2020 (Amended Agreement 2”), July 15, 2021 (“Amended Agreement 3”), July 10, 2023 (“Amended Agreement 4”) to amend the terms thereof, and

WHEREAS, the Company and the Employee desire to enter into this Agreement to further amend the Amended Agreement 4, effective as of February 26th, 2024 (the “Effective Date”),

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	AMENDMENT OF SECTION 2.1 Base Salary

Section 2.1 shall be replaced with the following: “Employee’s annual salary shall be $250,000 from the Effective Date of the Fifth Amended and Restated Employment Agreement (the “Base Salary”), which will be payable in equal periodic installments according to the Employer’s customary payroll practices, but no less frequently than monthly. The Employee’s Base Salary will be reviewed by the Employer’s Board of Directors or the relevant Board of Directors committee not less frequently than at the end of each calendar year in connection with the Employee’s performance review and may be adjusted upward by the Employer at any time, but in no case can it be adjusted downward without the mutual agreement of the Parties.”

2.	All other terms and conditions related to the Employees employment with the Company remain the same as per the Original Agreement as amended by the Amended Agreement 4.

3.	MISCELLANEOUS.

a.	Effect of Amendment. Except as expressly amended hereby, the Agreement shall remain in full force and effect. Any reference to the Agreement contained in any notice, request or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

b.	Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL. This Amendment shall be governed by and interpreted and enforced in accordance with the laws of the Colorado, without regard to any applicable principles of conflicts of law that might require the application of the laws of any other jurisdiction. The Parties agree that claims and disputes under this Amendment shall be resolved pursuant to the mechanisms provided in Section 9.8 of the Agreement. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT AND TO THE AGREEMENT. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver.

c.	Headings. The headings and captions set forth herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

d.	Entire Agreement. This Amendment sets forth the entire agreement and understanding of the parties with respect to the amendment of the Agreement, and there are no other contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not specifically referred to or contained herein.

e.	Execution of Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Amendment may be delivered by electronic (including .pdf format) or facsimile transmission of an originally executed copy.

f.	Modification. No provision of this Amendment may be amended, changed, altered, modified, or waived except in writing signed by Employee and an authorized representative of the Company, which writing shall specifically reference this Amendment, the Agreement and the provision which the parties intend to waive or modify.

g.	Severability. Each provision, clause, and/or part of this Amendment is intended to be severable from the other. Therefore, if any provision, clause, or part of this Amendment, or the applications thereof under certain circumstances, is held invalid or unenforceable for any reason, the remainder of this Amendment, or the application of such provision, clause, or part under other circumstances, shall not be affected thereby to the extent permissible pursuant to the laws of Colorado.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CRYOMASS TECHOLOGIES INC

By:
	Name:	Cristian Noël
	Title:	Chief Executive Officer

EMPLOYEE

Patricia Kovacevic

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